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                                                                      EXHIBIT 15
ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the following KeyCorp Registration Statements of our review report, dated April 19, 1994, relating to the unaudited consolidated interim financial statements of KeyCorp, included in the Quarterly Report on Form 10-Q for the period ended March 31, 1994.

        Form S-3 No. 33-5064
        Form S-3 No. 33-10634
        Form S-3 No. 33-39733
        Form S-3 No. 33-39734
        Form S-3 No. 33-51652

        Form S-4 No. 33-31569
        Form S-4 No. 33-44657
        Form S-4 No. 33-51717

        Form S-8 No. 2-67589
        Form S-8 No. 2-96769
        Form S-8 No. 2-97452
        Form S-8 No. 33-21643
        Form S-8 No. 33-42691
        Form S-8 No. 33-45518
        Form S-8 No. 33-46278
        Form S-8 No. 33-52293
        Form S-8 No. 33-57408

        Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)


Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                /s/Ernst & Young

Cleveland, Ohio
June 7, 1994